EXHIBIT 1.1

                                3,000,000 Shares

                          HOSPITALITY PROPERTIES TRUST
                    (a Maryland real estate investment trust)

                      8.875% Series B Cumulative Redeemable
                     Preferred Shares of Beneficial Interest


                             UNDERWRITING AGREEMENT
                                                                December 5, 2002

Salomon Smith Barney Inc.
UBS Warburg LLC
   as Representatives of the several Underwriters
   named in Schedule A hereto
c/o  Salomon Smith Barney Inc.
     388 Greenwich Street, 32nd Floor
     New York, New York  10013

Ladies and Gentlemen:

         Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with Salomon Smith Barney Inc. ("Salomon"), UBS Warburg LLC ("UBS") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters" which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Salomon and UBS are acting as representatives (in such capacity, Salomon and UBS are hereinafter collectively referred to as the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers set forth in Schedule A of the Company's 8.875% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, without par value (the "Preferred Shares"), at a purchase price of $24.2125 per Preferred Share and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of an additional 450,000 Preferred Shares to cover over-allotments, if any. The aforesaid 3,000,000 Preferred Shares (the "Initial Shares"), together with all or any part of the 450,000 Preferred Shares subject to the option described in Section 2 hereof (the "Option Shares"), are collectively hereinafter called the "Shares."

         The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (Nos. 333-43573 and 333-84064) for the registration of debt securities, preferred shares of beneficial interest, depositary shares, common shares of beneficial interest and warrants under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the Commission on January 15, 1998 and March 20, 2002, respectively, and the Company has filed such post-effective amendments thereto, if any, as may be required to the date hereof and each such post-effective amendment


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has been declared effective by the Commission.  Such registration statements (as so  amended,  if  applicable)  are  referred  to  herein  as  the  "Registration
Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the "Prospectus"; provided,
however,   that  all  references  to  the   "Registration   Statement"  and  the
"Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the date hereof; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to
include  the  Rule  462(b)   Registration   Statement.   For  purposes  of  this
Underwriting Agreement, all references to the Registration Statement and Prospectus, or to any amendment or supplement to either of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").

         All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be, prior to the execution of this Underwriting Agreement; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, after the execution of this Underwriting Agreement.

         The 251 hotels described in the Prospectus as being currently owned by the Company as of the date hereof are collectively referred to herein as the "Hotels".

         SECTION 1. Representations and Warranties.

         (a)  Representations  and  Warranties  by  the  Company.   The  Company
represents and warrants to each of the Underwriters, as of the date hereof, as follows:

                  (1) Compliance  with  Registration  Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the


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

         "Annual Report on Form 10-K")) became effective and as of the date hereof, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time as defined below, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representatives expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus were, as of the dates of their respective certifications, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally


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         accepted  accounting  principles ("GAAP") applied on a consistent basis throughout  the periods  involved.  The supporting  schedules,  if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated
         therein.   The  selected  financial  data  and  the  summary  financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common shares or preferred shares, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares.

                  (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and the Articles Supplementary relating to the Preferred Shares (the "Articles Supplementary") will be in full force and effect as of the Closing Time.

                  (7) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Subsidiary" and, collectively, the "Subsidiaries"), if any, has been duly organized and is validly existing as a corporation or a real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has corporate power and authority to own, lease and


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

         operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or a real estate investment trust, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital shares of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital shares of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

                  (8) Capitalization. The authorized, issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement), and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

                  (9)  Authorization  of  this  Underwriting   Agreement.   This
         Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (10) Authorization of the Shares. The Shares to be issued and sold pursuant to this Underwriting Agreement have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided hereunder, will have been validly issued and will be fully paid, non-assessable (except as otherwise described in the Registration Statement) and free of preemptive or similar rights; the Preferred Shares conform to the provisions of the Articles Supplementary; there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any Common Shares of, or other ownership interest in, the Company, except as otherwise disclosed in the Registration Statement or the Prospectus and except for awards under the Company's Incentive Share Award Plan made in the ordinary course of business; all outstanding Common Shares, except for shares issued pursuant to the Company's Incentive Share Award Plan and shares issued to the Advisor (as defined below) and its affiliates, are listed on the New York Stock Exchange, Inc. (the "NYSE") and the Company knows of no reason or set of facts which is likely to result in the delisting of such Common Shares or the inability to list the Shares; and there are no rights of holders of securities of the Company to the registration of Common Shares or other securities that would require inclusion of such Common Shares or other securities in the offering of the Shares.

                  (11) Descriptions of the Shares. The Shares will conform in all material respects to the statements relating thereto contained in the Prospectus.

                  (12) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its declaration of trust, charter, by-laws or other comparable


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         governing  document or in default in the  performance  or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the
         Company  or  any  of  its   subsidiaries   is  subject   (collectively,
         "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or
         any  of  its  subsidiaries  or  any  applicable  law,  statute,   rule,
         regulation,   judgment,  order,  writ  or  decree  of  any  government,
         government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (13) Absence of Labor Dispute. To the knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a Material Adverse Effect.

                  (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Prospectus, this Underwriting Agreement, or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.


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                  (15) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (16) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or this Underwriting Agreement, except such as may be required and will be obtained at or prior to the Closing Time and such as may be required by the securities or Blue Sky laws or real estate syndication laws of the various states in connection with the offer and sale of the Shares and, in the case of the performance thereof, except as are contemplated by the express terms of such documents to occur after the Closing Time and except (x) such as are otherwise described in the Prospectus and (y) such that the failure to obtain would not have a Material Adverse Effect.

                  (17) Possession of Intellectual Property. The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a Material Adverse Effect), and neither the Company nor any of its subsidiaries knows of any basis therefor.

                  (18) Possession of Licenses and Permits. To the best knowledge of the Company, each lessee of the Hotels has, and as of the Closing Time will have, all permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("Approvals") as may be necessary to lease, operate or manage the Hotels in the manner described in or contemplated by the Prospectus, except for those Approvals the absence of which would not have a Material Adverse Effect.

                  (19) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus,
         (B) in the case of personal property located at certain Hotels, such as are subject to equipment lease financing arrangements which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million, (C) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (D) liens for taxes not yet due and payable. All of the leases and


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         subleases  material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect (except where the failure to be in full force and effect would not result in a Material Adverse Effect), and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (20) Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (21) Environmental Laws. The Company has received and reviewed certain environmental reports on (which included physical inspection of the surface of) each Hotel's property and has obtained certain representations and warranties relating to environmental matters from the sellers of the Hotels set forth in purchase agreements therefor. Except as described in the Prospectus, (i) the Company, and, to its knowledge, each Hotel's property, is, and as of the Closing Time will be, in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances and wastes, pollutants and contaminants ("Environmental Laws"), (ii) the Company, or, to its knowledge, its lessees have received, or as of the Closing Time will receive, all permits, licenses or other approvals required under applicable Environmental Laws to conduct the respective hotel businesses presently conducted at each Hotel's property and (iii) the Company or, to its knowledge, its lessees are, or as of the Closing Time will be, in compliance with all terms and conditions of any such permit, license or approval, except, in respect of clauses (i), (ii) and (iii), as otherwise disclosed in the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect. To the best knowledge of the Company, except as described in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remediation or closure of properties or compliance with Environmental Laws and any potential liabilities to third parties) that, as of the date hereof, would, or as of the Closing Time will, singly or in the aggregate, have a Material Adverse Effect. The Company has received and reviewed engineering reports on each Hotel's property, has obtained certain representations and warranties from the sellers of the Hotels set forth in purchase agreements therefor and has conducted physical inspections of each Hotel's property. In respect of each Hotel, (i) each Hotel is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Hotel that would have, singly or in the aggregate, a Material Adverse Effect; (iii) except as disclosed in the Prospectus, there does not exist any material violation of any declaration of covenants, conditions and restrictions with respect to any Hotel that would have, singly or in the aggregate, a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a material violation; and (iv) the improvements comprising any portion of each Hotel (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects that would have, singly or in the aggregate, a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of defects that would have, singly or in the aggregate, a Material Adverse Effect.

                  (22) REIT Qualification. The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies the Company as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, for 2002 and subsequent years. The Company qualified as a real estate investment trust under the Code for each of the taxable years ended December 31, 1995 through December 31, 2001.

                  (23) Possession of Insurance. The Company and its Hotels are, and as of the Closing Time will be, insured in the manner described in the Prospectus by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company is engaged and proposes to engage and the Company has no reason to believe that it or its tenants will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at economically viable rates. The Company and/or its subsidiaries, as applicable, has obtained an ALTA Extended Coverage Owner's Policy of Title Insurance or its local equivalent (or an irrevocable commitment to issue such a policy) on all of the Hotels owned by the Company or its subsidiaries and such title insurance is in full force and effect.

                  (24) Absence of Indebtedness. At the Closing Time, the Company will have no indebtedness for money borrowed except (i) amounts outstanding under the Company's $350 million aggregate principal amount credit facility (the "Credit Facility"), (ii) the Company's 7% Senior Notes due 2008, (iii) the Company's 8 1/2% Monthly Income Senior Notes due 2009, (iv) the Company's 9.125% Senior Notes due 2010, (v) the Company's 6.85% Senior Notes due 2012, (vi) equipment financing arrangements in respect of personal property located at certain Hotels which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million, and
         (vii) any indebtedness as to which you shall have given your prior written consent.

                  (25) Good Standing of the Advisor. Except as otherwise disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus, there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of Reit Management &

         Research LLC (the "Advisor"), whether or not arising in the ordinary course of business, that would have a Material Adverse Effect. The Advisor (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (B) has the requisite limited liability company power and authority to conduct its business as described in the Prospectus and to own and operate its material properties. The Advisory Agreement, dated as of January 1, 1998 and Amendment No. 1 thereto, dated as of October 12, 1999 (the "Advisory Agreement"), between the Company and the Advisor, has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel to the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters covered thereby on the date of such certificate.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Shares. The commitments of the several Underwriters to purchase the Shares pursuant to the terms hereof shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

         (b) Over-allotment Option. In addition, on the basis of the representations and warranties herein included and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase up to an additional 450,000 Shares at the purchase price set forth on the first page of this Underwriting Agreement. The option hereby granted will expire 30 days after the date of this Underwriting Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters but shall not be later than seven full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the Underwriters and the Company.

         (c) Payment. Payment of the purchase price for, and delivery of, the Initial Shares shall be made at the offices of Sullivan & Worcester LLP, Boston, Massachusetts, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day following the date of this Underwriting Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the over-allotment option described in (b) above is exercised by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the above-mentioned office of Sullivan & Worcester LLP, or at such other place as shall be agreed upon by the Underwriters and the Company on each Date of Delivery as specified in the notice to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Shares to be purchased by you.

         (d) Registration. The Shares shall be issued and registered in such names as the Underwriters shall request not later than one business day prior to the Closing Time or the Date of Delivery, as the case may be. The Shares shall be made available for inspection not later than 10:00 a.m. (Eastern Time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be, at the office of The Depository Trust Company or its designated custodian.

         SECTION 3. Covenants of the Company. The Company covenants with each of the Underwriters as follows:

         (a) Immediately following the execution of this Underwriting Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus, the names of the Underwriters, the price at which the Shares are to be purchased by the Underwriters, severally and not jointly, from the Company, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Shares; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters as many copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus (including such Prospectus Supplement) as you shall reasonably request.

         (b) Until the termination of the initial offering of the Shares, the Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Shares, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Shares or for additional information relating thereto, and
(v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) Until the termination of the initial offering of the Shares, the Company will give the Underwriters notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time that the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3).

         (e) The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or 1934 Act Regulations.

         (f) Until the termination of the initial offering of the Shares, if any event shall occur as a result of which it is necessary, in the opinion of counsel to the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will either (i) forthwith prepare and furnish to the Underwriters an amendment of or supplement to the Prospectus or
(ii) make an appropriate filing pursuant to Section 13, 14 or 15 of the 1934 Act, in form and substance reasonably satisfactory to counsel to the Underwriters, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading.

         (g) The Company will endeavor in good faith, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or trust or to file any general consent to service of process. In each jurisdiction in which the Shares have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Shares.

         (h) The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration

Statement. "Earning statement," "make generally available" and "effective date" will have the meanings contained in Rule 158 of the 1933 Act Regulations.

         (i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" in all material respects.

         (j) The Company currently intends to continue to qualify as a "real estate investment trust" under the Code, and use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

         (k) The Company will timely file any document which it is required to file pursuant to the 1934 Act prior to the termination of the offering of the Shares.

         (l) The Company will use its best efforts to effect the listing of the Shares on the NYSE.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Shares and any certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors or agents, as well as their respective counsel, (iv) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation, printing and delivery of any Blue Sky Survey, and any amendment thereto, (v) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares and (viii) the cost of providing any CUSIP or other identification numbers for the Shares.

         (b) Termination of Agreement. If this Underwriting Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters, acting severally and not jointly, to purchase and pay for the Shares pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b). At Closing Time the rating assigned by any nationally recognized statistical rating organization to any preferred shares of the Company, as of the date hereof shall not have been lowered since such date nor shall any such rating organization have publicly announced that is has placed any preferred shares of the Company on what is commonly termed a "watch list" for possible downgrading.

         (b) Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in form and substance satisfactory to counsel to the Underwriters, to the effect set forth in Exhibit A hereto. In rendering their opinion, such counsel may rely on an opinion dated the Closing Time of Ballard Spahr Andrews & Ingersoll, LLP, as to matters governed by the laws of the State of Maryland. In addition, in rendering their opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (c) Opinion of Special Maryland Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, in form and substance satisfactory to counsel to the Underwriters, to the effect set forth in Exhibit B hereto.

         (d)  Opinion  of  Counsel  for  Underwriters.   At  Closing  Time,  the
Underwriters shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in paragraphs (7), (8), (9), (17), and (18) of Exhibit A and a statement to the following effect: no fact has come to their attention that has caused them to believe that the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which they make no statement), at the time the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which they make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters and may rely on an opinion dated the Closing Time of Ballard Spahr Andrews and Ingersoll, LLP as to matters governed by the laws of the State of Maryland and on an opinion of Sullivan & Worcester LLP as to matters governed by the laws of The Commonwealth of Massachusetts. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission.

         (f) Certificate of the Company Regarding Financial Statements. At the Closing Time the Underwriters shall have received a certificate of the Company substantially in the form of Exhibit C hereto.

         (g) Advisor's Certificate. At Closing Time, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Advisor, whether or not arising in the ordinary course of business; and the Underwriters shall have received, at Closing Time, a certificate of the President or a Vice President of the Advisor evidencing compliance with this subsection (g).

         (h) Accountants' Comfort Letter. At the time of the execution of this Underwriting Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (i) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (j) No Objection. If the Registration Statement or the offering of the Shares has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) Additional Documents. At Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

         (l) Date of Delivery Documentation. In the event the Underwriters exercise the option described in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company included herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery (except those which speak as of a certain date, in which case as of such date), and the Underwriters shall have received:

                  (i) A certificate of the President or a Vice President and of the chief financial officer or chief accounting officer of the Company, dated such Date of Delivery, confirming that their certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true as of such Date of Delivery, except with respect to transactions as to which the Underwriters shall have given their prior written consent.

                  (ii) A certificate of the Company, dated such Date of Delivery, confirming that their certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true as of such Date of Delivery.

                  (iii) Certificate of the President or Vice President of the Advisor confirming that his certificate delivered at Closing Time pursuant to Section 5(g) hereof remains true as of such Date of Delivery.

                  (iv) The favorable opinion of Sullivan & Worcester LLP, counsel for the Company, in form and substance satisfactory to counsel to the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (v) The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) A letter from Ernst & Young LLP, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(i) hereof.

         (m) Termination of this Agreement.  If any condition  specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the
Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or the benefit of any person controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto and excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of such Shares to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or expense.

         (b) Indemnification of Company, Trustees and Officers. Each Underwriter agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the
Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified parties and payment of all fees and expenses. The indemnified parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified parties unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party,
(ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the indemnifying party and the indemnified parties shall have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designed in writing by indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant hereto or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant hereto shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Shares as set forth on such cover.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

         SECTION 9. Termination.

         (a) The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect to, or a material adverse change in the business, operations, earnings, prospects, properties or condition of, the Advisor, whether or not arising in the ordinary course of business, which would make it, in the Representatives' judgment, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, (ii) if there has occurred any material adverse change in the  financial  markets in the  United  States or  declaration  by the United
States of a national emergency or war or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it in the Representatives' judgment, impractical or inadvisable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the Company's Common Shares has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) if a banking moratorium has been declared by Federal or New York authorities, or (v) if the ratings assigned to preferred shares or unsecured debt securities of the Company by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, as of the date hereof shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any preferred shares of the Company on what is commonly termed a "watch list" for possible downgrading.

         (b) If this  Underwriting  Agreement  is  terminated  pursuant  to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Shares which it or they are obligated to purchase hereunder (the "Defaulted Securities"), then Salomon shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Salomon shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the Initial Shares to be purchased on such date pursuant hereto, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the Initial Shares to be purchased on such date pursuant hereto, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Underwriting Agreement, either Salomon or the Company shall have the right to postpone the

Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Salomon Smith Barney Inc., 388 Greenwich Street, 32nd Floor, New York, New York 10013, attention of David Hirschberg; and notices to the Company shall be directed to it at 400 Centre Street, Newton, MA 02458, attention of John G. Murray.

         SECTION 12. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and its and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and its respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             HOSPITALITY PROPERTIES TRUST


                                             By: /s/ Thomas M. O'Brien
                                                 Name:  Thomas M. O'Brien
                                                 Title: Executive Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

Salomon Smith Barney Inc.
UBS Warburg LLC

By:    Salomon Smith Barney Inc.



By:    /s/ David Hirschberg
       Name:  David Hirschberg
       Title: Director

       For themselves and as Representatives of the several Underwriters named in Schedule A hereto.

                                                                      Schedule A



                                                                   Number of
           Name of Underwriter                                Initial Securities

Salomon Smith Barney Inc. .....................................          457,500
UBS Warburg LLC ...............................................          457,500
A.G. Edwards & Sons, Inc.......................................          445,000
Legg Mason Wood Walker, Incorporated...........................          445,000
RBC Dain Rauscher Inc..........................................          445,000
Wachovia Securities, Inc. .....................................          445,000
BMO Nesbitt Burns Corp. .......................................           30,000
Credit Lyonnais Securities (USA) Inc...........................           30,000
ING Bank N.V. .................................................           30,000
Prudential Securities Incorporated ............................           30,000
SG Cowen Securities Corporation................................           30,000
Wells Fargo Investment Services, LLC...........................           30,000
CIBC World Markets Corp........................................           25,000
Credit Suisse First Boston Corporation.........................           25,000
D.A. Davidson & Co.............................................           25,000
Fahnestock & Co. Inc...........................................           25,000
U.S. Bancorp Piper Jaffray Inc.................................           25,000
                                                                    ------------

     Total.....................................................        3,000,000
                                                                       =========

                                                                       Exhibit A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (1) The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

         (2) The Company has trust power to own and lease its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

         (3) The Company is duly qualified to transact business and is in good standing in each jurisdiction other than the State of Maryland in which the ownership or leasing of its properties requires such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (4) Each Subsidiary (a) is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, (b) has the trust power to own and lease its properties and to conduct its business, in all material respects as described in the Prospectus, and (c) is duly qualified to transact business and is in good standing in each jurisdiction other than the State of Maryland in which the ownership or leasing of its properties requires such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (5) Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital shares of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and, to such counsel's knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any adverse claim. None of such capital shares of any Subsidiary was issued in violation of preemptive or, to such counsel's knowledge, other similar rights of any holder (other than the Company) of capital shares of such Subsidiary.

         (6) Except as otherwise set forth in the opinions expressed in paragraph 4 of the opinion of Ballard Spahr Andrews & Ingersoll, LLP, set forth as Exhibit 1 to such counsel's opinion, all the authorized, issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement), and none of such capital shares was issued in violation of preemptive or, to such counsel's knowledge, other similar rights of any holder of capital shares of the Company.

         (7) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (8) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable (except as otherwise described in the Registration Statement), and will be free of any preemptive or, to such counsel's knowledge, other similar rights that entitle any person (other than the Underwriters and their successors and assigns) to acquire any Shares upon the issuance thereof by the Company.

         (9) The Preferred Shares conform as to legal matters in all material respects to the descriptions thereof in the Prospectus.

         (10) (a) The statements under the captions (i) "The Company" and "Description of the Series B Preferred Shares" in the Prospectus Supplement and
(ii) "Description of Preferred Shares" in the Prospectus, in each case as of the date of the Prospectus, and (b) the statements under the captions (i) "Items 1 and 2. Business and Properties -- The Company --Principal Lease or Management Features," and "Item 5. Market for The Registrant's Common Equity and Related Shareholder Matters," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" in the Annual Report on Form 10-K, and (ii) "Other Information -- Certain Relationships and Related Party Transactions" in the Company's Proxy Statement relating to the May 7, 2002 Annual Meeting of Shareholders (incorporated by reference in the Form 10-K), in each case as of the date of filing of such Incorporated Document, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings.

         (11) The statements under the captions "Federal Income Tax and ERISA Considerations" in the Prospectus Supplement, as of the date of the Prospectus, and the statements under the captions "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" under the caption "Items 1 and 2. Business and Properties" in the Annual Report on Form 10-K, as of the date of filing of the Annual Report on Form 10-K, insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly present in all material respects the information called for with respect to such legal matters and documents.

         (12) To such counsel's knowledge, except as disclosed in the Prospectus neither the Company nor any Subsidiary is in violation of its declaration of trust or by-laws and no default by the Company or any of the Subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets, properties or operations of the Company or any Subsidiary is subject, except for such violations or defaults which would not result in a Material Adverse Effect.

         (13) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described under the caption "Use of Proceeds" in the Prospectus Supplement) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or of any Subsidiary pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets, properties or operations of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Company or any Subsidiary or in any material respect any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, in each case except as disclosed in the Prospectus.

         (14) To such counsel's knowledge, except as disclosed in the Prospectus there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party or to which the assets, properties or operations of the Company or any Subsidiary is subject, before or by any court or government agency or body which would, if determined adversely to the Company or such Subsidiary, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the right or ability of the Company to perform its obligations thereunder.

         (15) To such counsel's knowledge, there is no contract or other document which is required to be described in the Registration Statement or the Prospectus that is not described therein or is required to be filed as an exhibit to the Registration Statement which is not so filed.

         (16) To such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (17) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         (18) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the 1933 Act.

         (19) Each Incorporated Document (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion) complied as to form in all material respects with the 1934 Act when filed with the Commission.

         (20) The relative rights, preferences, interests and powers of the Preferred Shares are set forth in the Declaration of Trust, including the Articles Supplementary relating to the Preferred Shares, and all such provisions relating to the Preferred Shares are valid under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

         (21) No authorization, approval, consent, license, order or decree of, or filing, registration or qualification with, any federal, Massachusetts, Delaware or Maryland court or governmental authority or agency is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or the Underwriting Agreement, other than those which have already been made, obtained or rendered as applicable.

         (22) The Company is not, and upon the issuance and sale of the Shares as contemplated by the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (23) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Code for each of the taxable years ended December 31, 1995 through December 31, 2001 and the Company's current anticipated investments and its current plan of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; actual qualification of the Company as a real estate investment trust, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed under the Code.

         (24) The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite limited liability company power and authority to conduct its business as described in the Prospectus and to own and operate its material properties.

         (25) The Advisory Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms.

         (26) No facts have come to such counsel's attention that would lead them to believe that (x) the Registration Statement, as of the time of filing of the Company's Annual Report on

Form 10-K for the year ended December 31, 2001, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or
(y) the Prospectus, as of the date of issuance thereof or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any views as to the financial statements and other financial data and schedules included in the Registration Statement or the Prospectus.

         Such counsel need not express any opinion as to compliance with, or filings with or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees under, state securities or "Blue Sky" laws. Such counsel's opinions with respect to the validity or enforceability of agreements may be qualified to the extent that the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), and otherwise in a manner acceptable to the Underwriters.

                                                                       Exhibit B


                   FORM OF OPINION OF SPECIAL MARYLAND COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)



         1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with trust power to own and lease its properties and to conduct its business, in all material respects as described in the Prospectus, and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

         2. Each of the Trust Subsidiaries is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with trust power to own and lease its properties and to conduct its business, in all material respects as described in the Prospectus.

         3. Except as otherwise stated in the Registration Statement and the Prospectus, the common shares of beneficial interest of each of the Trust Subsidiaries issued and outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights to purchase or subscribe for shares of beneficial interest of such Trust Subsidiary arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") or such Trust Subsidiary's declaration of trust or bylaws.

         4. As of the date hereof, the issued and outstanding shares of beneficial interest of the Company consist of ___________ Common Shares (the "Outstanding Shares"). Except as otherwise set forth in the Registration Statement and the Prospectus, the Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights to purchase or subscribe for shares of beneficial interest of the Company arising under Title 8, the Declaration of Trust or the Bylaws.

         5. The execution and delivery of the Underwriting Agreement have been duly authorized by the Board of Trustees of the Company. The Underwriting Agreement has been executed and, so far as is known to us, delivered by the Company.

         6. The Preferred Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Resolutions and the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable (except as otherwise described in the Registration Statement), and are not subject to preemptive rights to purchase or subscribe for shares of beneficial interest of the Company arising under Title 8, the Declaration of Trust or the Bylaws in connection with the issuance of the Preferred Shares.

         7. The Preferred Shares conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

         8. The information in the Prospectus Supplement under the caption "Description of the Series B Preferred Shares" and the information in the Base Prospectus under the captions "Description of Preferred Shares" and "Description of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws" as of the date of the Prospectus, insofar as such information relates to provisions of Maryland law, fairly summarizes such provisions of Maryland law in all material respects.

         9. So far as is known to us, except as disclosed in the Prospectus, neither the Company nor any of the Trust Subsidiaries is in violation of its respective declaration of trust or bylaws.

         10. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Preferred Shares and the use of the proceeds from the sale of the Preferred Shares as described under the caption "Use of Proceeds" in the Prospectus Supplement) and compliance by the Company with its obligations thereunder do not and will not result in a violation of the Declaration of Trust or the Bylaws or the declaration of trust or the bylaws of any of the Trust Subsidiaries or in any material respect to Title 8.

         11. The relative rights, preferences, interests and powers of the Preferred Shares are set forth in the Declaration of Trust, including the Articles Supplementary, and all such provisions relating to the Preferred Shares are valid under Title 8.

         12. No authorization, approval, consent, license, order or decree of, or filing, registration of qualification with, any Maryland governmental authority or agency (other than any Maryland governmental authority or agency dealing with securities laws or laws relating to the ownership or operation of the properties owned by the Company or the Trust Subsidiaries located in the State of Maryland, as to both of which no opinion is hereby expressed) is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or the Underwriting Agreement, other than those which have already been made, obtained or rendered, as applicable.

                                                                       Exhibit C

                   CERTIFICATE OF HOSPITALITY PROPERTIES TRUST
             PURSUANT TO SECTION 5(f) OF THE UNDERWRITING AGREEMENT


         Each of the undersigned hereby certifies, to the best of his knowledge:

I. the Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (collectively, the "Reports"), fully comply with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

II. the information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of Hospitality Properties Trust as of its date of filing with the Securities and Exchange Commission.


December ____, 2002




______________________________________    ______________________________________
John G. Murray                            Barry M. Portnoy
President, Chief Operating Officer and    Managing Trustee
Secretary




______________________________________
Mark Kleifges
Chief Financial Officer and Treasurer
(10-Q for fiscal quarter ended
September 30, 2002 only)




______________________________________
Thomas M. O'Brien
Chief Financial Officer and Treasurer
(excluding 10-Q for fiscal quarter ended
September 30, 2002)



                                      C-1